Exhibit 10.14

FORM OF FIRST PRIORITY

LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY
AGREEMENT AND FINANCING STATEMENT

From

THE NEIMAN MARCUS GROUP, INC.

To

CREDIT SUISSE

Dated: October         , 2005

Premises: [City], [State]
                                  County

THIS FIRST PRIORITY LEASEHOLD MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT dated as of October    , 2005 (this “Mortgage”), by THE NEIMAN MARCUS GROUP, INC., a Delaware corporation, having an office at One Marcus Square, 1618 Main Street, Dallas, Texas  75201 (the “Mortgagor”), to CREDIT SUISSE, having an office at Eleven Madison Avenue, New York, New York 10010 (the “Mortgagee”) as Collateral Agent for the Secured Parties (as such terms are defined below).

WITNESSETH THAT:

Reference is made to (i) the credit agreement dated as of even date hereof (as amended, supplemented or otherwise modified from time to time, the “Term Loan Credit Agreement”), among NEWTON ACQUISITION MERGER SUB. INC. (“Merger Sub” and, prior to the Merger (as defined in the Term Loan Credit Agreement, the “Borrower”), a Delaware corporation to be merged with and into THE NEIMAN MARCUS GROUP, INC., a Delaware corporation (“Neiman Marcus” and, after the Merger, the “Borrower”), NEWTON ACQUISITION, INC., a Delaware corporation (“Holdings”), the subsidiaries of Neiman Marcus from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), including, inter alia, Credit Suisse as administrative agent (the “Administrative Agent”) for the Lenders, (ii) the credit agreement dated as of even date hereof (as amended, supplemented or otherwise modified from time to time, the “Revolving Facility Credit Agreement”) among Merger Sub, Neiman Marcus, Holdings, each subsidiary of Neiman Marcus from time to time party thereto, the lenders from time to time party thereto, and Deutsche Bank Trust Company Americas, as administrative agent, (iii) the Indenture, dated as of May 27, 1998 (as amended, supplemented or otherwise modified from time to time, the “Existing Notes Indenture”), between Neiman Marcus and The Bank of New York, (iv) the Pledge and Security Agreement dated as of even date hereof (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”) among Holdings, the Borrower, the Subsidiary Parties identified therein, the Mortgagee and the Administrative Agent, (v) that certain mortgage dated as of even date hereof by Mortgagor, in favor of Deutsche Bank Trust Company Americas, as mortgagee (the “Second Mortgage”) granting to the Second Mortgagee a second priority lien and security interest in the Mortgaged Property (as described below) in connection with the Revolving Facility Credit Agreement and (vi) the Lien Subordination and Security Agreement, dated as of even date hereof, among Deutsche Bank Trust Company Americas, Credit Suisse, Merger Sub, Neiman Marcus, Holdings and the subsidiaries of Neiman Marcus from time to time party thereto as attached hereto as Exhibit B.  Capitalized terms used but not defined herein have the meanings given to them in the Term Loan Credit Agreement and the Security Agreement.

In the Term Loan Credit Agreement, the Lenders have agreed to make term loans (the “Loans”) to the Borrower pursuant to, upon the terms, and subject to the conditions specified in, the Credit Agreement.

Mortgagor will be the Borrower subsequent to the Merger and will derive substantial benefit from the making of the Loans by the Lenders.  In order to induce the Lenders to make Loans, the Mortgagor has agreed to grant this Mortgage to secure, among other things, the due and punctual payment and performance of all of the Obligations of the Borrower under the Security Agreement.

The obligations of the Lenders to make Loans are conditioned upon, among other things, the execution and delivery by the Mortgagor of this Mortgage in the form hereof to secure the Obligations (as defined in the Security Agreement).

As used in this Mortgage, the term “Secured Parties” has the meaning set forth in the Security Agreement.

Pursuant to the requirements of the Term Loan Credit Agreement, the Mortgagor is granting this Mortgage to create a lien on and a security interest in the Mortgaged Property (as hereinafter defined) to secure the performance and payment by the Mortgagor of the Obligations.  The Term Loan Credit Agreement also require the granting by the Mortgagor or the other Loan Parties, as applicable, of mortgages, deeds of trust and/or deeds to secure debt (the “Other Mortgages”) that create liens on and security interests in certain real and personal property other than the Mortgaged Property to secure the performance of the Obligations.

Granting Clauses

NOW, THEREFORE, IN CONSIDERATION OF the foregoing and in order to secure the due and punctual payment and performance of the Obligations for the benefit of the Secured Parties, Mortgagor hereby grants, conveys, mortgages, assigns and pledges to the Mortgagee, a mortgage lien on and a security interest in, Mortgagor’s interest in all the following described property (the “Mortgaged Property”) whether now owned or held or hereafter acquired:

(1) all of Mortgagor’s right, title and interest in and to that certain lease covering and encumbering that certain real property described on Exhibit A hereto (the “Land”), which lease is more specifically described on Exhibit B hereto (as amended or modified from time to time, the “Subject Lease”), together with all rights of Mortgagor under the Subject Lease;

(2) all of Mortgagor’s right, title and interest in and to the leasehold estate in the Land created by the Subject Lease, all buildings, improvements, structures, paving, parking areas, walkways and landscaping now or hereafter erected or located upon the Land, and all fixtures of every kind and type affixed to the Premises or attached to or forming part of any structures, buildings or improvements and replacements thereof now or hereafter erected or located upon the Land (the “Improvements”);

(3) all of Mortgagor’s right, title and interest in and to all apparatus, movable appliances, building materials, equipment, fittings, furnishings, furniture, machinery and other articles of tangible personal property of every kind and nature, and replacements thereof, now or at any time hereafter placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Improvements or the Premises, including all of Mortgagor’s books and records relating thereto and including all pumps, tanks, goods, machinery, tools, equipment, lifts (including fire sprinklers and alarm systems, fire prevention or control systems, cleaning rigs, air conditioning, heating, boilers, refrigerating, electronic monitoring, water, loading, unloading, lighting, power, sanitation, waste removal, entertainment, communications, computers, recreational, window or structural, maintenance, truck or car repair and all other equipment of every kind), restaurant, bar and all other indoor or outdoor furniture (including tables, chairs, booths, serving stands, planters, desks, sofas, racks, shelves, lockers and cabinets), bar equipment, glasses, cutlery, uniforms, linens, memorabilia and other decorative items, furnishings, appliances, supplies, inventory, rugs, carpets and other floor coverings, draperies, drapery rods and brackets, awnings, venetian blinds, partitions, chandeliers and other lighting fixtures, freezers, refrigerators, walk-in coolers, signs (indoor and outdoor), computer systems, cash registers and inventory control systems, and all other apparatus, equipment, furniture, furnishings, and articles used in connection with the use or operation of the Improvements or the Premises, it being understood that the enumeration of any specific articles of property shall in no way result in or be held to exclude any items of property not specifically mentioned (the property referred to in this subparagraph (3), the “Personal Property”);

(4) all of Mortgagor’s right, title and interest in and to all general intangibles owned by Mortgagor and relating to design, development, operation, management and use of the Premises or the Improvements, all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any governmental agency in connection with the development, use, operation or management of the Premises and Improvements, all construction, service, engineering, consulting, leasing, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Premises and Improvements, all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, environmental studies, engineering reports and similar materials relating to any portion of or all of the Premises and Improvements, and all payment and performance bonds or warranties or guarantees relating to the Premises or the Improvements, all to the extent assignable (the “Permits, Plans and Warranties”);

(5) all now or hereafter existing leases or licenses (under which Mortgagor is landlord or licensor) and subleases (under which Mortgagor is sublandlord), concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Premises or the Improvements for any purpose in return for any payment, or the extraction or taking of any gas, oil, water or other minerals from the Premises in return for payment of any fee, rent or royalty (collectively, “Leases”), and all agreements or contracts for the sale or other disposition of all or any part of the Premises or the Improvements, now or hereafter entered into by Mortgagor, together with all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable thereunder (“Rents”);

(6) all real estate tax refunds and all proceeds of the conversion, voluntary or involuntary, of any of the Mortgaged Property into cash or liquidated claims (“Proceeds”), including, subject to the rights of Mortgagor under the Term Loan Agreement or other Term Loan Security Documents, Proceeds of insurance maintained by the Mortgagor and condemnation awards, any awards that may become due by reason of the taking by eminent domain or any transfer in lieu thereof of the whole or any part of the Premises or Improvements or any rights appurtenant thereto, and any awards for change of grade of streets, together with any and all moneys now or hereafter on deposit for the payment of real estate taxes, assessments or common area charges levied against the Mortgaged Property, unearned premiums on policies of fire and other insurance maintained by the Mortgagor covering any interest in the Mortgaged Property or required by the Term Loan Credit Agreement; and

(7) to the extent assignable, all extensions, improvements, betterments, renewals, substitutes and replacements of and all additions and appurtenances to, the Land, the Premises, the Improvements, the Personal Property, the Permits, Plans and Warranties and the Leases, hereinafter acquired by or released to the Mortgagor or constructed, assembled or placed by the Mortgagor on the Land, the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, deed of trust, conveyance, assignment or other act by the Mortgagor, all of which shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by the Mortgagor and specifically described herein.

TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee, its successors and assigns, for the ratable benefit of the Secured Parties, forever, subject only to Permitted Liens (as defined in the Term Loan Credit Agreement), and to satisfaction and release as provided in Section 3.04.

ARTICLE I

Representations, Warranties and Covenants of Mortgagor

Mortgagor agrees, covenants, represents and/or warrants as follows:

SECTION 1.01.  Mortgage Lien.  Mortgagor will forever warrant and defend its title to the Mortgaged Property, the rights of Mortgagee therein under this Mortgage and the validity and priority of the lien of this Mortgage thereon against the claims of all persons and parties except those having rights under Permitted Liens (but to the extent of those rights).

SECTION 1.02.  Term Loan Credit Agreement.  This Mortgage is given pursuant to the Term Loan Credit Agreement.  Mortgagor expressly covenants and agrees to pay when due, and to timely perform, and to cause the other Loan Parties to pay when due, and to timely perform, the Obligations in accordance with the terms of the Loan Documents.

SECTION 1.03.  Maintenance of Mortgaged Property.  Mortgagor will maintain the Improvements and the Personal Property in the manner required by the Term Loan Credit Agreement.

SECTION 1.04.  Insurance.  Mortgagor will keep or cause to be kept the Improvements and Personal Property insured against such risks, and in the manner, pursuant to the Term Loan Credit Agreement or the Security Agreement and shall purchase such additional insurance as may be required from time to time pursuant to the Term Loan Credit Agreement and the Security Agreement.  Federal Emergency Management Agency Standard Flood Hazard Determination Forms will be purchased by Mortgagor for each Mortgaged Property on which Improvements are located.  If any portion of Improvements constituting part of the Mortgaged Property is located in an area identified as a special flood hazard area by Federal Emergency Management Agency or other applicable agency, Mortgagor will purchase flood insurance in an amount reasonably satisfactory to Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended.

SECTION 1.05.  Casualty Condemnation/Eminent Domain.  Mortgagor shall give Mortgagee prompt written notice of any casualty or other damage to the Mortgaged Property or any proceeding for the taking of the Mortgaged Property or any portion thereof or interest therein under power of eminent domain or by condemnation or any similar proceeding in accordance with, and to the extent required by, the Term Loan Credit Agreement.  Any net proceeds received by or on behalf of the Mortgagor in respect of any such casualty, damage or taking shall constitute trust funds held by the Mortgagor for the benefit of the Secured Parties to be applied to repair, restore or replace the Mortgaged Property or, if a prepayment event shall occur with respect to any such net proceeds, to be applied in accordance with the Term Loan Credit Agreement.

SECTION 1.06.  Assignment of Leases and Rents.  (a)  Mortgagor hereby irrevocably and absolutely grants, transfers and assigns all of its right title and interest in all Leases, together with any and all extensions and renewals thereof for purposes of securing and discharging the performance by Mortgagor of the Obligations.  Mortgagor has not assigned or executed any assignment of, and will not assign or execute any assignment of, any Leases or the Rents payable thereunder to anyone other than Mortgagee.

(b)  All Leases entered into by Mortgagor at the Mortgaged Property following the date hereof shall be subordinate to the lien of this Mortgage unless otherwise contemplated under the Term Loan Credit Agreement.  Mortgagor will not enter into, any Lease if such Lease, as entered into, will not be subordinate to the lien of this Mortgage unless otherwise contemplated under the Term Loan Credit Agreement.

(c)  Subject to Section 1.06(d), Mortgagor has assigned and transferred to Mortgagee all of Mortgagor’s right, title and interest in and to the Rents now or hereafter arising from each Lease heretofore or hereafter made or agreed to by Mortgagor, it being intended that this assignment establish, subject to Section 1.06(d), an absolute transfer and assignment of all Rents and all Leases to Mortgagee and not merely to grant a security interest therein.  Subject to Section 1.06(d), Mortgagee may in Mortgagor’s name and stead (with or without first taking possession of any of the Mortgaged Property personally or by receiver as provided herein) operate the Mortgaged Property and rent, lease or let all or any portion of any of the Mortgaged Property to any party or parties at such rental and upon such terms as Mortgagee shall, in its sole discretion, determine, and may collect and have the benefit of all of said Rents arising from or accruing at any time thereafter or that may thereafter become due under any Lease.

(d)  So long as an Event of Default shall not have occurred and be continuing, Mortgagee will not exercise any of its rights under Section 1.06(c), and Mortgagor shall receive and collect the Rents accruing under any Lease; but after the occurrence and during the continuance of any Event of Default, Mortgagee may, at its option, receive and collect all Rents and enter upon the Premises and Improvements through its officers, agents, employees or attorneys for such purpose and for the operation and maintenance thereof.  Mortgagor hereby irrevocably authorizes and directs each tenant, if any, and each successor, if any, to the interest of any tenant under any Lease, respectively, to rely upon any notice of a claimed Event of Default sent by Mortgagee to any such tenant or any of such tenant’s successors in interest, and thereafter to pay Rents to Mortgagee without any obligation or right to inquire as to whether an Event of Default actually exists and even if some notice to the contrary is received from the Mortgagor, who shall have no right or claim against any such tenant or successor in interest for any such Rents so paid to Mortgagee.  Each tenant or any of such tenant’s successors in interest from whom Mortgagee or any officer, agent, attorney or employee of Mortgagee shall have collected any Rents, shall be authorized to pay Rents to Mortgagor only after such tenant or any of their successors in interest shall have received written notice from Mortgagee that the Event of Default is no longer continuing, unless and until a further notice of an Event of Default is given by Mortgagee to such tenant or any of its successors in interest.

(e)  Mortgagee will not become a mortgagee in possession so long as it does not enter or take actual possession of the Mortgaged Property.  In addition, Mortgagee shall not be responsible or liable for performing any of the obligations of the landlord under any Lease, for any waste by any tenant, or others, for any dangerous or defective conditions of any of the Mortgaged Property, for negligence in the management, upkeep, repair or control of any of the Mortgaged Property or any other act or omission by any other person unless and until it enters or takes actual possession of the Mortgaged Property.

(f)  Mortgagor shall furnish to Mortgagee, within 30 days after a request by Mortgagee to do so, a written statement containing the names of all tenants, subtenants and concessionaires of the Premises or Improvements, and a copy of any Lease.

SECTION 1.07.  Security Agreement.  This Mortgage is both a mortgage of real property and a grant of a security interest in personal property, and shall constitute and serve as a “Security Agreement” within the meaning of the uniform commercial code as adopted in the state wherein the Premises are located (“UCC”).  Mortgagor has hereby granted unto Mortgagee a security interest in and to all the Mortgaged Property described in this Mortgage that is not real property, and simultaneously with the recording of this Mortgage, Mortgagor has filed or will file UCC financing statements, and will file continuation statements prior to the lapse thereof, at the appropriate offices in the jurisdiction of formation of the Mortgagor to perfect the security interest granted by this Mortgage in all the Mortgaged Property that is not real property.  Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute any document and to file the same in the appropriate offices (to the extent it may lawfully do so), and to perform each and every act and thing reasonably requisite and necessary to be done to perfect the security interest contemplated by the preceding sentence.  Mortgagee shall have all rights with respect to the part of the Mortgaged Property that is the subject of a security interest afforded by the UCC in addition to, but not in limitation of, the other rights afforded Mortgagee hereunder and under the Security Agreement.  In the case of any conflict between this Mortgage and the Security Agreement, the Security Agreement shall govern.

SECTION 1.08.  Filing and Recording.  Mortgagor will cause this Mortgage, the UCC financing statements referred to in Section 1.09, any other security instrument creating a security interest in or evidencing the lien hereof upon the Mortgaged Property and each UCC continuation statement and instrument of further assurance to be filed, registered or recorded and, if necessary, refiled, rerecorded and reregistered, in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to perfect the lien hereof upon, and the security interest of Mortgagee in, the Mortgaged Property until this Mortgage is terminated and released in full in accordance with Section 3.04 hereof.  Mortgagor will pay all filing, registration and recording fees, all Federal, state, county and municipal recording, documentary or intangible taxes and other taxes, duties, imposts, assessments and charges, and all reasonable expenses incidental to or arising out of or in connection with the execution, delivery and recording of this Mortgage, UCC continuation statements any mortgage supplemental hereto, any security instrument with respect to the Personal Property, Permits, Plans and Warranties and Proceeds or any instrument of further assurance.

SECTION 1.09.  Further Assurances.  Upon demand by Mortgagee, Mortgagor will, at the cost of Mortgagor and without expense to Mortgagee, do, execute, acknowledge and deliver all such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Mortgagee shall from time to time reasonably require for the better assuring, conveying, assigning, transferring and confirming unto Mortgagee the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage, or for filing, registering or recording this Mortgage, and on demand, Mortgagor will also execute and deliver and hereby appoints Mortgagee, following the occurrence and during the continuance of an Event of Default, as its true and lawful attorney-in-fact and agent, for Mortgagor and in its name, place and stead, in any and all capacities, to execute and file to the extent it may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments reasonably requested by Mortgagee to evidence more effectively the lien hereof upon the Personal Property and to perform each and every act and thing requisite and necessary to be done to accomplish the same.

SECTION 1.10.  Additions to Mortgaged Property.  All right, title and interest of Mortgagor in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor upon the Premises or the Improvements, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the lien and security interest of this Mortgage as fully and completely and with the same effect as though now owned by Mortgagor and specifically described in the grant of the Mortgaged Property above, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the lien and security interest of this Mortgage.

SECTION 1.11.  No Claims Against Mortgagee.  Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, nor as giving Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Mortgagee in respect thereof.

SECTION 1.12.  Fixture Filing.  (a)  Certain portions of the Mortgaged Property are or will become “fixtures” (as that term is defined in the UCC) on the Land, and this Mortgage, upon being filed for record in the real estate records of the county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said UCC upon such portions of the Mortgaged Property that are or become fixtures.

(b)  The real property to which the fixtures relate is described in Exhibit A attached hereto.  The record owner of the real property described in Exhibit A attached hereto is Mortgagor.  The name, type of organization and jurisdiction of organization of the debtor for purposes of this financing statement are the name, type of organization and jurisdiction of organization of the Mortgagor set forth in the first paragraph of this Mortgage, and the name of the secured party for purposes of this financing statement is the name of the Mortgagee set forth in the first paragraph of this Mortgage.  The mailing address of the Mortgagor/debtor is the address of the Mortgagor set forth in the first paragraph of this Mortgage.  The mailing address of the Mortgagee/secured party from which information concerning the security interest hereunder may be obtained is the address of the Mortgagee set forth in the first paragraph of this Mortgage.  Mortgagor’s organizational identification number is 95-4119509.

SECTION 1.13.  INTENTIONALLY OMITTED

SECTION 1.14.  Conflicts.  In the event of a conflict between any provision of this First Priority Mortgage and any provision of the Security Agreement, the Security Agreement shall govern.  In the event of a conflict between any provision of this First Priority Mortgage and any provision of the Term Loan Credit Agreement, the Term Loan Credit Agreement shall govern.

SECTION 1.15.  Performance Under First Mortgage.  The Mortgagor shall perform or observe all covenants and conditions to be performed or observed by the Mortgagor under the First Mortgage and shall not permit an Event of Default under the First Mortgage to occur and continue.

SECTION 1.16.  Copies of Communication.  If at any time the Mortgagor provides the First Mortgagee with any written communication, information, documentation, notice or demand of any kind (including regular monthly loan payments) relevant to the First Mortgage, including any appraisal or other similar material, then the Mortgagor shall at the same time and by the same means provide the Mortgagee with a copy of the same.  If at any time the Mortgagor receives any written communication, information, documentation, notice or demand of any kind from the First Mortgagee relevant to the First Mortgage or the loan or other obligation secured thereby, then the Mortgagor shall immediately provide the Mortgagee with a copy of the same.

SECTION 1.17.  Savings Clause.  Any provision herein to the contrary notwithstanding, Mortgagor makes no assignment or grant of rights with respect to any (i) personal property or (ii) any general intangibles or any other rights to any Leases, Management Agreements, contracts, insurance proceeds, instruments, licenses or other documents (collectively, “Contract Rights”), as to which the grant of a security interest therein would constitute a violation of applicable law or of any valid and enforceable obligation in favor of a third party relating to such personal property or under such Contract Rights.

ARTICLE II

Defaults and Remedies

SECTION 2.01.  Events of Default.  Any Event of Default under the Term Loan Credit Agreement (as such term is defined therein) shall constitute an Event of Default under this Mortgage.

SECTION 2.02.  Demand for Payment.  If an Event of Default shall occur and be continuing, then, upon written demand of Mortgagee, Mortgagor will pay to Mortgagee all amounts due hereunder and under the Term Loan Credit Agreement and the Security Agreement and such further amount as shall be sufficient to cover the costs and expenses of collection, including attorneys’ fees, disbursements and expenses incurred by Mortgagee, and Mortgagee shall be entitled and empowered to institute an action or proceedings at law or in equity for the collection of the sums so due and unpaid, to prosecute any such action or proceedings to judgment or final decree, to enforce any such judgment or final decree against Mortgagor and to collect, in any manner provided by law, all moneys adjudged or decreed to be payable.

SECTION 2.03.  Rights To Take Possession, Operate and Apply Revenues.  (a)  Subject to the terms of the Security Agreement, if an Event of Default shall occur and be continuing, Mortgagor shall, upon demand of Mortgagee, forthwith surrender to Mortgagee actual possession of the Mortgaged Property and, if and to the extent not prohibited by applicable law, Mortgagee itself, or by such officers or agents as it may appoint, may then enter and take possession of all the Mortgaged Property without the appointment of a receiver or an application therefor, exclude Mortgagor and its agents and employees wholly therefrom, and have access to the books, papers and accounts of Mortgagor.

(b)  If Mortgagor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Mortgagee, Mortgagee may to the extent not prohibited by applicable law, obtain a judgment or decree conferring upon Mortgagee the right to immediate possession or requiring Mortgagor to deliver immediate possession of the Mortgaged Property to Mortgagee, to the entry of which judgment or decree Mortgagor hereby specifically consents.  Mortgagor will pay to Mortgagee, upon demand, all reasonable expenses of obtaining such judgment or decree, including reasonable compensation to Mortgagee’s attorneys and agents with interest thereon at the rate per annum applicable to overdue amounts under the Term Loan Credit Agreement (the “Interest Rate”); and all such expenses and compensation shall, until paid, be secured by this Mortgage.

(c)  Upon every such entry or taking of possession, Mortgagee may, to the extent not prohibited by applicable law, hold, store, use, operate, manage and control the Mortgaged Property, conduct the business thereof and, from time to time, (i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon, (ii) purchase or otherwise acquire additional fixtures, personalty and other property, (iii) insure or keep the Mortgaged Property insured,

(iv) manage and operate the Mortgaged Property and exercise all the rights and powers of Mortgagor to the same extent as Mortgagor could in its own name or otherwise with respect to the same, or (v) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Mortgagee, all as may from time to time be directed or determined by Mortgagee to be in its best interest and Mortgagor hereby appoints Mortgagee as its true and lawful attorney-in-fact and agent, following the occurrence and during the continuance of an Event of Default for Mortgagor and in its name, place and stead, in any and all capacities, to perform any of the foregoing acts. Mortgagee may collect and receive all the Rents, issues, profits and revenues from the Mortgaged Property, including those past due as well as those accruing thereafter, and, after deducting (i) all expenses of taking, holding, managing and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes), (ii) the costs of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions, (iii) the costs of insurance, (iv) such taxes, assessments and other similar charges as Mortgagee may at its option pay, (v) other proper charges upon the Mortgaged Property or any part thereof and (vi) the compensation, expenses and disbursements of the attorneys and agents of Mortgagee, Mortgagee shall apply the remainder of the moneys and proceeds so received first to the payment of the Mortgagee for the satisfaction of the Obligations, and, if there is any surplus, to Mortgagor, subject to the entitlement of others thereto under applicable law.

(d)  Whenever, before any sale of the Mortgaged Property under Section 2.06, all Obligations that are then due shall have been paid and all Events of Default fully cured, Mortgagee will surrender possession of the Mortgaged Property back to Mortgagor, its successors or assigns.  The same right of taking possession shall, however, arise again if any subsequent Event of Default shall occur and be continuing.

SECTION 2.04.  Right To Cure Mortgagor’s Failure to Perform.  Subject to the terms of the Security Agreement, should Mortgagor fail in the payment, performance or observance of any term, covenant or condition required by this Mortgage or the Term Loan Credit Agreement or the Existing Notes Indenture (with respect to the Mortgaged Property), Mortgagee may pay, perform or observe the same, and all payments made or costs or expenses incurred by Mortgagee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Interest Rate.  Mortgagee shall be the judge using reasonable discretion of the necessity for any such actions and of the amounts to be paid.  Mortgagee is hereby empowered to enter and to authorize others to enter upon the Premises or the Improvements or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without having any obligation to so perform or observe and without thereby becoming liable to Mortgagor, to any person in possession holding under Mortgagor or to any other person.

SECTION 2.05.  Right to a Receiver.  If an Event of Default shall occur and be continuing, Mortgagee, shall be entitled to make application to a court of competent jurisdiction for, and (to the extent permitted by law) obtain from such a court, as a matter of right to the appointment of a receiver to take possession of and to operate the Mortgaged

Property and to collect and apply the Rents.  The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Mortgaged Property is located.  Mortgagor shall pay to Mortgagee upon demand all reasonable expenses, including receiver’s fees, reasonable attorney’s fees and disbursements, costs and agent’s compensation incurred pursuant to the provisions of this Section 2.05; and all such expenses shall be secured by this Mortgage and shall be, without demand, immediately repaid by Mortgagor to Mortgagee with interest thereon at the Interest Rate.

SECTION 2.06.  Foreclosure and Sale.  (a)  Subject to the terms of the Security Agreement, if an Event of Default shall occur and be continuing, Mortgagee may elect to sell the Mortgaged Property or any part of the Mortgaged Property by exercise of the power of foreclosure or of sale granted to Mortgagee by applicable law or this Mortgage.  In such case, Mortgagee may commence a civil action to foreclose this Mortgage, or it may proceed and sell the Mortgaged Property to satisfy any Obligation.  Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property, may sell all or such parts of the Mortgaged Property as may be chosen by Mortgagee at the time and place of sale fixed by it in a notice of sale, either as a whole or in separate lots, parcels or items as Mortgagee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder.  Mortgagee or an officer appointed by a judgment of foreclosure to sell the Mortgaged Property may postpone any foreclosure or other sale of all or any portion of the Mortgaged Property by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale.  Without further notice, Mortgagee or an officer appointed to sell the Mortgaged Property may make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.  Any person, including Mortgagor or Mortgagee or any designee or affiliate thereof, may purchase at such sale.

(b)  The Mortgaged Property may be sold subject to unpaid taxes and Permitted Liens, and, after deducting all costs, fees and expenses of Mortgagee (including costs of evidence of title in connection with the sale), Mortgagee or an officer that makes any sale shall apply the proceeds of sale in the manner set forth in Section 2.08.

(c)  Any foreclosure or other sale of less than the whole of the Mortgaged Property or any defective or irregular sale made hereunder shall not exhaust the power of foreclosure or of sale provided for herein; and subsequent sales may be made hereunder until the Obligations have been satisfied, or the entirety of the Mortgaged Property has been sold.

(d)  If an Event of Default shall occur and be continuing, Mortgagee may instead of, or in addition to, exercising the rights described in Section 2.06(a) above and either with or without entry or taking possession as herein permitted, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to specifically enforce payment of some or all of the Obligations, or the performance of any term, covenant, condition or agreement of this Mortgage or any other Loan Document or any other right, or (ii) to pursue any other remedy available to Mortgagee, all as Mortgagee shall determine most effectual for such purposes.

(e)  Notwithstanding anything in this Section 2.06 to the contrary, the exercise of the rights granted in this Section 2.06 are subject to the Security Agreement.

SECTION 2.07.  Other Remedies.  (a)  Subject to the terms of the Security Agreement, in case an Event of Default shall occur and be continuing, Mortgagee may also exercise, to the extent not prohibited by law, any or all of the remedies available to a secured party under the UCC.

(b)  In connection with a sale of the Mortgaged Property or any Personal Property and the application of the proceeds of sale as provided in Section 2.08, Mortgagee shall be entitled to enforce payment of and to receive up to the principal amount of the Obligations, plus all other charges, payments and costs due under this Mortgage, and to recover a deficiency judgment for any portion of the aggregate principal amount of the Obligations remaining unpaid, with interest.

SECTION 2.08.  Application of Sale Proceeds and Rents.  Subject to the terms of the Security Agreement, after any foreclosure sale of all or any of the Mortgaged Property, Mortgagee shall receive and apply the proceeds of the sale together with any Rents that may have been collected and any other sums that then may be held by Mortgagee under this Mortgage in accordance with the Security Agreement, subject to the terms of the Security Agreement.

SECTION 2.09.  Mortgagor as Tenant Holding Over.  Subject to the terms of the Security Agreement, if Mortgagor remains in possession of any of the Mortgaged Property after any foreclosure sale by Mortgagee, at Mortgagee’s election Mortgagor shall be deemed a tenant holding over and shall forthwith surrender possession to the purchaser or purchasers at such sale or be summarily dispossessed or evicted according to provisions of law applicable to tenants holding over.

SECTION 2.10.  Waiver of Appraisement, Valuation, Stay, Extension and Redemption Laws.  Subject to the terms of the Security Agreement, Mortgagor waives, to the extent not prohibited by law, (i) the benefit of all laws now existing or that hereafter may be enacted (x) providing for any appraisement or valuation of any portion of the Mortgaged Property and/or (y) in any way extending the time for the enforcement or the collection of amounts due under any of the Obligations or creating or extending a period of redemption from any sale made in collecting said debt or any other amounts due Mortgagee, (ii) any right to at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any homestead exemption, stay, statute of limitations, extension or redemption, or sale of the Mortgaged Property as separate tracts, units or estates or as a single parcel in the event of foreclosure or notice of deficiency, and (iii) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of or each of the Obligations and marshaling in the event of foreclosure of this Mortgage.

SECTION 2.11.  Discontinuance of Proceedings.  Subject to the terms of the Security Agreement, in case Mortgagee shall proceed to enforce any right, power or remedy under this

Mortgage by foreclosure, entry or otherwise, and such proceedings shall be discontinued or abandoned for any reason, or shall be determined adversely to Mortgagee, then and in every such case Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of Mortgagee shall continue as if no such proceeding had been taken.

SECTION 2.12.  Suits To Protect the Mortgaged Property.  Subject to the terms of the Security Agreement, Mortgagee shall have power (a) to institute and maintain suits and proceedings to prevent any impairment of the Mortgaged Property by any acts that may be unlawful or in violation of this Mortgage, (b) to preserve or protect its interest in the Mortgaged Property and in the Rents arising therefrom and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of or compliance with such enactment, rule or order would impair the security or be prejudicial to the interest of Mortgagee hereunder.

SECTION 2.13.  Filing Proofs of Claim.  Subject to the terms of the Security Agreement, in case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor, Mortgagee shall, to the extent permitted by law, be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the Obligations secured by this Mortgage at the date of the institution of such proceedings and for any interest accrued, late charges and additional interest or other amounts due or that may become due and payable hereunder after such date.

SECTION 2.14.  Possession by Mortgagee.  Subject to the terms of the Security Agreement, notwithstanding the appointment of any receiver, liquidator or trustee of Mortgagor, any of its property or the Mortgaged Property, Mortgagee shall be entitled, to the extent not prohibited by law, to remain in possession and control of all parts of the Mortgaged Property now or hereafter granted under this Mortgage to Mortgagee in accordance with the terms hereof and applicable law.

SECTION 2.15.  Waiver.  (a)  Subject to the terms of the Security Agreement, no delay or failure by Mortgagee to exercise any right, power or remedy accruing upon any breach or Event of Default shall exhaust or impair any such right, power or remedy or be construed to be a waiver of any such breach or Event of Default or acquiescence therein; and every right, power and remedy given by this Mortgage to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee.  No consent or waiver by Mortgagee to or of any breach or Event of Default by Mortgagor in the performance of the Obligations shall be deemed or construed to be a consent or waiver to or of any other breach or Event of Default in the performance of the same or of any other Obligations by Mortgagor hereunder.  No failure on the part of Mortgagee to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall constitute a waiver by Mortgagee of its rights hereunder or impair any rights, powers or remedies consequent on any future Event of Default by Mortgagor.

(b)  Even if Mortgagee (i) grants some forbearance or an extension of time for the payment of any sums secured hereby, (ii) takes other or additional security for the payment of any sums secured hereby, (iii) waives or does not exercise some right granted herein or under the Loan Documents, (iv) releases a part of the Mortgaged Property from this Mortgage, (v) agrees to change some of the terms, covenants, conditions or agreements of any of the Loan Documents, (vi) consents to the filing of a map, plat or replat affecting the Premises, (vii) consents to the granting of an easement or other right affecting the Premises or (viii) makes or consents to an agreement subordinating Mortgagee’s lien on the Mortgaged Property hereunder; no such act or omission shall preclude Mortgagee from exercising any other right, power or privilege herein granted or intended to be granted in the event of any breach or Event of Default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument executed by Mortgagee, shall this Mortgage be altered thereby.  In the event of the sale or transfer by operation of law or otherwise of all or part of the Mortgaged Property, Mortgagee is hereby authorized and empowered to deal with any vendee or transferee with reference to the Mortgaged Property secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

SECTION 2.16.  Waiver of Trial by Jury.  To the fullest extent permitted by applicable law, Mortgagor and Mortgagee each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Mortgage and for any counterclaim brought therein.  Mortgagor hereby waives all rights to interpose any counterclaim in any suit brought by Mortgagee hereunder and all rights to have any such suit consolidated with any separate suit, action or proceeding.

SECTION 2.17.  Remedies Cumulative.  No right, power or remedy conferred upon or reserved to Mortgagee by this Mortgage is intended to be exclusive of any other right, power or remedy, and each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

ARTICLE III

Miscellaneous

SECTION 3.01.  Partial Invalidity.  In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such validity, illegality or unenforceability shall, at the option of Mortgagee, not affect any other provision of this Mortgage, and this Mortgage shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

SECTION 3.02.  Notices.  All notices and communications hereunder shall be in writing and given to Mortgagor in accordance with the terms of the Term Loan Credit

Agreement at the address set forth on the first page of this Mortgage and to the Mortgagee as provided in the Term Loan Credit Agreement.

SECTION 3.03.  Successors and Assigns.  All of the grants, covenants, terms, provisions and conditions herein shall run with the Premises and the Improvements and shall apply to, bind and inure to, the benefit of the permitted successors and assigns of Mortgagor and the successors and assigns of Mortgagee.

SECTION 3.04.  Satisfaction and Cancelation.  (a)  This Mortgage shall continue in effect until (i) the Term Loan Credit Agreement has terminated pursuant to its express terms and (ii) all of the Specified Obligations have been indefeasibly paid and performed in full.

(b)  Subject to the terms of the Security Agreement, upon any sale or other transfer by Mortgagor of the Mortgaged Property that is permitted under Section 4.1(d) of the Security Agreement to any Person that is not another Grantor or, upon the effectiveness of any written consent to the release of the security interest granted hereby in the Mortgaged Property pursuant to Section 10.02 of the Term Loan Credit Agreement, the security interest in the Mortgaged Property shall be automatically released.

(c)  In connection with any termination or release pursuant to paragraph (a) or (b), the Mortgage shall be marked “satisfied” by the Mortgagee, and this Mortgage shall be canceled of record at the request and at the expense of the Mortgagor.  Mortgagee shall execute any documents reasonably requested by Mortgagor to accomplish the foregoing or to accomplish any release contemplated by this Section 3.04 and Mortgagor will pay all costs and expenses, including reasonable attorneys’ fees, disbursements and other charges, incurred by Mortgagee in connection with the preparation and execution of such documents.

SECTION 3.05.  Definitions.  As used in this Mortgage, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) “including” shall mean “including but not limited to”; (b) “provisions” shall mean “provisions, terms, covenants and/or conditions”; (c) “lien” shall mean “lien, charge, encumbrance, security interest, mortgage or deed of trust”; (d) “obligation” shall mean “obligation, duty, covenant and/or condition”; and (e) “any of the Mortgaged Property” shall mean “the Mortgaged Property or any part thereof or interest therein”.  Any act that Mortgagee is permitted to perform hereunder may be performed at any time and from time to time by Mortgagee or any person or entity designated by Mortgagee.  Any act that is prohibited to Mortgagor hereunder is also prohibited to all lessees of any of the Mortgaged Property.  Each appointment of Mortgagee as attorney-in-fact for Mortgagor under the Mortgage is irrevocable, with power of substitution and coupled with an interest.  Subject to the applicable provisions hereof, Mortgagee has the right to refuse to grant its consent, approval or acceptance or to indicate its satisfaction, in its sole discretion, whenever such consent, approval, acceptance or satisfaction is required hereunder.

SECTION 3.06.  Multisite Real Estate Transaction.  Mortgagor acknowledges that this Mortgage is one of a number of Other Mortgages and Term Loan Security Documents that secure the Obligations.  Mortgagor agrees that the lien of this Mortgage shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Mortgagee, and without limiting the generality of the foregoing, the lien hereof shall not be impaired by any acceptance by the Mortgagee of any security for or guarantees of any of the Obligations hereby secured, or by any failure, neglect or omission on the part of Mortgagee to realize upon or protect any Secured Obligation or indebtedness hereby secured or any collateral security therefor including the Other Mortgages and other Term Loan Security Documents.  The lien hereof shall not in any manner be impaired or affected by any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, changing, modification or disposition of any of the Obligations secured (unless all Specified Obligations are satisfied) or of any of the collateral security therefor, including the Other Mortgages and other Term Loan Security Documents or of any guarantee thereof, and Mortgagee may at its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Other Mortgages and other Term Loan Security Documents without first exercising or enforcing any of its rights and remedies hereunder.  Such exercise of Mortgagee’s rights and remedies under any or all of the Other Mortgages and other Term Loan Security Documents shall not in any manner impair the indebtedness hereby secured or the lien of this Mortgage and any exercise of the rights or remedies of Mortgagee hereunder shall not impair the lien of any of the Other Mortgages and other Term Loan Security Documents or any of Mortgagee’s rights and remedies thereunder.  Mortgagor specifically consents and agrees that Mortgagee may exercise its rights and remedies hereunder and under the Other Mortgages and other Term Loan Security Documents separately or concurrently and in any order that it may deem appropriate and waives any rights of subrogation.

SECTION 3.07.  No Oral Modification.  This Mortgage may not be changed or terminated orally.

SECTION 3.08.  Subject to Security Agreement.  Notwithstanding anything herein to the contrary, the second-priority lien and security interest granted to the Collateral Agent pursuant to this First Priority Mortgage and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Security Agreement.  In the event of any conflict between the terms of the Security Agreement and this First Priority Mortgage, the terms of the Security Agreement shall govern.  So long as the First Mortgage, or other senior mortgages are, outstanding, Mortgagor shall not be in default hereunder for the failure to comply with any term or provision contained in this First Priority Mortgage if such compliance would result in a default under the terms and provisions of the First Mortgage or other senior mortgages.

ARTICLE IV

Particular Provisions

This Mortgage is subject to the following provisions relating to the particular laws of the state wherein the Premises are located:

SECTION 4.01.  Applicable Law; Certain Particular Provisions.  This Mortgage shall be governed by and construed in accordance with the internal law of the state where the Mortgaged Property is located, except that Mortgagor expressly acknowledges that by their terms, the Term Loan Credit Agreement and other Loan Documents (aside from those Other Mortgages to be recorded outside New York) shall be governed by the internal law of the State of New York, without regard to principles of conflict of law.  Mortgagor and Mortgagee agree to submit to jurisdiction and the laying of venue for any suit on this Mortgage in the state where the Mortgaged Property is located.  The terms and provisions set forth in Appendix A attached hereto are hereby incorporated by reference as though fully set forth herein.  In the event of any conflict between the terms and provisions contained in the body of this Mortgage and the terms and provisions set forth in Appendix A, the terms and provisions set forth in Appendix A shall govern and control.

ARTICLE V

Subject Lease

SECTION 5.01.  The Subject Lease.  (a)  The Subject Lease is a valid and subsisting lease of that portion of the Premises demised thereunder for the term therein set forth, is in full force and effect in accordance with the terms thereof, and has not been modified except as expressly set forth herein.  No material default exists, and to the best knowledge of Mortgagor, no event or act has occurred and no condition exists which with the passage of time or the giving of notice or both would constitute a material default, under the Subject Lease.

(b)  Without the prior written consent of Mortgagee, Mortgagor will not modify, amend, or in any way alter the terms of the Subject Lease if such modification, amendment or alteration would increase the monetary obligations of the Mortgagor under the Subject Lease in any material respect or otherwise be adverse in any material respect to the interests of Mortgagee or the value of the Mortgaged Property.  Except to the extent permitted under the Term Loan Credit Agreement, without the prior written consent of Mortgagee, Mortgagor will not (i) in any way cancel, release, terminate, surrender or reduce the term of the Subject Lease, (ii) fail to exercise any option to renew or extend the term of the Subject Lease, (iii) waive, excuse, condone or in any way release or discharge the lessor under the Subject Lease of or from any material obligations, covenants, conditions and agreements by said lessor to be done and performed and (iv) consent to the subordination of the Subject Lease to any mortgage unless such subordination is conditioned upon the non-disturbance of

Mortgagor, as tenant, by the applicable mortgagee.  Any attempt on the part of Mortgagor to do any of the foregoing without such written consent of Mortgagee shall be null and void and of no effect and shall constitute a default hereunder.

(c)  Mortgagor shall at all times promptly and faithfully keep and perform in all material respects, or cause to be kept and performed in all material respects, all the covenants and conditions contained in the Subject Lease by the lessee therein to be kept and performed and shall in all material respects conform to and comply with the terms and conditions of the Subject Lease and Mortgagor further covenants that it will not do or permit anything to be done, the doing of which, or refrain from doing anything, the omission of which, would reasonably be expected to impair the security of this Mortgage.

(d)  Mortgagor shall promptly send Mortgagee a copy of any notice of default that it sends to the lessor under the Subject Lease and shall promptly provide to Mortgagee a copy of any notice of default received by Mortgagor from such lessor and this shall be done without regard to the fact that Mortgagee may be entitled to such notice directly from the lessor.  Mortgagor shall promptly notify Mortgagee of any default under the Subject Lease by lessor or giving of any notice by the lessor to Mortgagor of such lessor’s intention to end the term thereof or the exercise of an early termination right under the Subject Lease.

(e)  To the extent that Mortgagee is not given the right by the lessor to cure any defaults of Mortgagor under the Subject Lease pursuant to the terms thereof, then notwithstanding any other provision of this Mortgage, following written notice of default sent by the lessor to Mortgagor and the completion of one-half of Mortgagor’s cure period with respect to such default, Mortgagee may (but shall not be obligated to) take any such action Mortgagee deems reasonably necessary or desirable to cure, in whole or in part, any failure of compliance by Mortgagor under the Subject Lease; and upon the receipt by Mortgagee from Mortgagor or the lessor under the Subject Lease of any written notice of default by Mortgagor as the lessee thereunder, Mortgagor may rely thereon, and such notice and conclusion of one-half of Mortgagor’s cure period shall constitute full authority and protection to Mortgagee for any action taken or omitted to be taken in good faith reliance thereon.  All sums, including reasonable attorneys’ fees, so reasonably expended by the Mortgagee to cure or prevent any such default, or expended to sustain the lien of this Mortgage or its priority, shall be deemed secured by this Mortgage and shall be paid by the Mortgagor on demand, with interest accruing thereon at the Interest Rate.  Upon the vesting of Mortgagee’s right to cure defaults under the Subject Lease as set forth pursuant to this paragraph, Mortgagor hereby expressly grants to Mortgagee (subject to the terms of the Subject Lease), and agrees that Mortgagee shall, upon prior notice to Mortgagor, have, the absolute and immediate right to enter in and upon the Land and the Improvements or any part thereof to such extent and as often as Mortgagee, deems reasonably necessary or desirable in order to cure any such default or alleged default by Mortgagor, provided, that, Mortgagee agrees that it shall not interfere with Mortgagor’s business conducted on the Land and Improvements and shall comply with Mortgagor’s reasonable security requirements.

(f)  Upon the occurrence and during the continuance of any Event of Default, all options, election, consents and approval rights conferred upon Mortgagor as lessee under the Subject Lease, together with the right of termination, cancelation, modification, change, supplement, alteration or amendment of the Subject Lease, all of which have been assigned for collateral purposes to Mortgagee, shall automatically vest exclusively in and be exercisable solely by Mortgagee, provided, that, if the lessor under the Subject Lease is not obligated to accept Mortgagee’s exercise of such options, elections, consents and approval rights, then Mortgagor shall have the right to exercise the same, subject to Mortgagee’s consent.

(g)  Mortgagor will give Mortgagee prompt written notice of the commencement of any arbitration or appraisal proceeding under and pursuant to the provisions of the Subject Lease.  Following the occurrence and during the continuance of an Event of Default, Mortgagee shall have the right, but not the obligation, to intervene and participate in any such proceeding and Mortgagor shall confer with Mortgagee to the extent which Mortgagee deems reasonably necessary for the protection of Mortgagee.  Mortgagor may compromise any dispute or approval which is the subject of an arbitration or appraisal proceeding, provided that Mortgagor shall first get the prior written consent of Mortgagee which approval will not be unreasonably withheld or delayed with respect to any such material disputes or approvals.

(h)  So long as this Mortgage is in effect, there shall be no merger of the Subject Lease or any interest therein, or of the leasehold estate created thereby, with the fee estate in the Land or any portion thereof by reason of the fact that the Subject Lease or such interest therein may be held directly or indirectly by or for the account of any person who shall hold the lessor’s fee estate in the Land or any portion thereof or any interest of the lessor under the Subject Lease.  In case the Mortgagor acquires fee title to the Land, this Mortgage shall attach to and cover and be a lien upon the fee title acquired, and such fee title shall, without further assignment, mortgage or conveyance, become and be subject to the lien of and covered by this Mortgage.  Mortgagor shall notify Mortgagee of any such acquisition and, on written request by Mortgagee, shall cause to be executed and recorded all such other and further assurances or other instruments in writing as may in the reasonable opinion of Mortgagee be necessary or appropriate to effect the intent and meaning hereof and shall deliver to Mortgagee an endorsement to Mortgagee’s loan title insurance policy insuring that such fee title or other estate is subject to the lien of this Mortgage.

(i)  If any action or proceeding shall be instituted to evict Mortgagor or to recover possession of any leasehold parcel or any part thereof or interest therein or any action or proceeding otherwise affecting the Subject Lease or this Mortgage shall be instituted, then Mortgagor will, promptly upon service thereof on or to Mortgagor, deliver to Mortgagee copies of any notice of motion, order to show cause and of all other provisions, pleadings, and papers, however designated, served in any such action or proceeding.

(j)  The lien of this Mortgage shall attach to all of Mortgagor’s rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, 11

U.S.C. 365(h), as the same may hereafter be amended (the “Bankruptcy Code”), including, without limitation, all of Mortgagor’s rights to remain in possession of each leasehold parcel.

(k)  Mortgagor hereby unconditionally assigns, transfers and sets over to Mortgagee all of Mortgagor’s claims and rights to the payment of damages arising from any rejection of the Subject Lease by the lessor or any other fee owner of any leasehold parcel or any portion thereof under the Bankruptcy Code. Mortgagee shall have the right to proceed in its own name or in the name of Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of the Subject Lease, including, without limitation, the right to file and prosecute, without joining or the joinder of Mortgagor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case with respect to the lessor or any fee owner of all or a portion of any leasehold parcel under the Bankruptcy Code.  This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the Obligations shall have been satisfied and discharged in full.  Mortgagor shall promptly make, execute, acknowledge and deliver, in form and substance satisfactory to Mortgagee, a UCC financing statement (Form UCC-1) and all such additional instruments, agreements and other documents, as may at any time hereafter be required by Mortgagee to effectuate and carry out the assignment pursuant to this paragraph.  Notwithstanding the foregoing,  so long as no Event of Default has occurred and is continuing, in the event of a rejection of the Subject Lease by the lessor or any other fee owner of any leasehold parcel or any portion thereof under the Bankruptcy Code, (a) Mortgagee shall not seek to treat the Subject Lease as terminated without the prior written consent of Mortgagor and any such termination by Mortgagee without Mortgagor’s consent shall be void, and (b)  Mortgagee shall have the right to retain any amounts it receives as damages arising out of the rejection of the Subject Lease and Mortgagee shall promptly pay to Mortgagor any such amounts it receives.

(l)  If pursuant to Subsection 365(h)(1) of the Bankruptcy Code, 11 U.S.C. § 365(h)(1), Mortgagor shall seek to offset against the rent reserved in the Subject Lease the amount of any damages caused by the nonperformance by the lessor or any fee owner of any of their respective obligations under such Subject Lease after the rejection by the lessor or any fee owner of such Subject Lease under the Bankruptcy Code, then Mortgagor shall, prior to effecting such offset, notify Mortgagee of its intent to do so, setting forth the amount proposed to be so offset and the basis therefor.  Mortgagee shall have the right to object to all or any part of such offset that, in the reasonable judgment of Mortgagee, would constitute a breach of such Subject Lease, and in the event of such objection, Mortgagor shall not effect any offset of the amounts to the extent objected to by Mortgagee.  Neither Mortgagee’s failure to object as aforesaid nor any objection relating to such offset shall constitute an approval of any such offset by Mortgagee.

(m)  If any action, proceeding, motion or notice shall be commenced or filed in respect of the lessor or any fee owner of any leasehold parcel, or any portion thereof or interest therein, or the Subject Lease in connection with any case under the Bankruptcy Code, then Mortgagee shall have the option, exercisable upon written notice from Mortgagee to Mortgagor, to conduct and control any such litigation with counsel of Mortgagee’s choice.

Mortgagee may proceed in its own name or in the name of Mortgagor in connection with any such litigation, and Mortgagor agrees to execute any and all powers, authorizations, consents or other documents required by Mortgagee in connection therewith.  Mortgagor shall, upon demand, pay to Mortgagee all reasonable costs and expenses (including attorneys’ fees) paid or incurred by Mortgagee in connection with the prosecution or conduct of any such proceedings.  Mortgagor shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Subject Lease in any such case under Bankruptcy Code without the prior written consent of Mortgagee.  Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Mortgagee shall not preclude Mortgagor from electing to retain its possessory interest and rights under the Subject Lease pursuant to Section 365(h)(1)(A)(ii) of the Bankruptcy Code.

(n)  Mortgagor shall, after obtaining knowledge thereof, promptly notify Mortgagee of any filing by or against the lessor or fee owner of any leasehold parcel of a petition under the Bankruptcy Code. Mortgagor shall promptly deliver to Mortgagee, following receipt, copies of any and all notices, summonses, pleadings, applications and other documents received by Mortgagor in connection with any such petition and any proceedings relating thereto.

(o)  If there shall be filed by or against Mortgagor a petition under the Bankruptcy Code and Mortgagor, as lessee under a Subject Lease, shall determine to reject such Subject Lease pursuant to Section 365(a) of the Bankruptcy Code, then Mortgagor shall give Mortgagee not less than twenty days’ prior notice of the date on which Mortgagor shall apply to the Bankruptcy Court for authority to reject such Subject Lease.  Mortgagee shall have the right, but not the obligation, to serve upon Mortgagor within such twenty day period a notice stating that Mortgagee demands that Mortgagor assume and assign such Subject Lease to Mortgagee pursuant to Section 365 of the Bankruptcy Code.  If Mortgagee shall serve upon Mortgagor the notice described in the preceding sentence, Mortgagor shall not seek to reject such Subject Lease and shall comply with the demand provided for in the preceding sentence.

(p)  Effective upon the entry of an order for relief with respect to Mortgagor under the Bankruptcy Code, Mortgagor hereby assigns and transfers to Mortgagee a non-exclusive right to apply to the Bankruptcy Court under subsection 365(d)(4) of the Bankruptcy Code for an order extending the period during which the Subject Lease may be rejected or assumed.

IN WITNESS WHEREOF, this Mortgage has been duly executed and delivered to Mortgagee by Mortgagor on the date of the acknowledgment attached hereto.

THE NEIMAN MARCUS GROUP, INC., a Delaware corporation,

by:

Name:
Title:

[ADD LOCAL FORM OF ACKNOWLEDGMENT]

Exhibit A
to Mortgage

Description of the Land

Exhibit B
to Mortgage

Description of the Subject Lease

Exhibit C
to Mortgage

Security Agreement

Appendix A
to Mortgage

Local Law Provisions

None